UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2010

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 1, 2010, STR Holdings, Inc. (the “Company”) became eligible to file an automatic shelf registration statement on Form S-3 since it has been a reporting company for more than twelve months.  Accordingly, on December 2, 2010, the Company filed a comprehensive shelf registration statement for the offer and sale by the Company of an unspecified amount of common stock, preferred stock, debt and other securities. The Company filed the registration statement to provide it flexibility to raise additional capital if and when business opportunities may arise in the future. In addition, the registration statement may be used by certain existing stockholders to sell their shares to the public. Currently, there are no plans to sell securities covered by the registration statement.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On December 1, 2010, Dennis L. Jilot, Chairman, President and Chief Executive Officer of the Company, entered into an individual stock trading plan with a brokerage firm in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Plan”). Mr. Jilot has informed the Company that he adopted the Plan as of December 1, 2010 for asset diversification, liquidity, tax and estate planning and charitable giving purposes.

Under the terms of the Plan, Mr. Jilot has directed his brokerage firm to sell, commencing in early January 2011, an aggregate of up to 450,000 shares of the Company’s common stock, representing approximately one percent (1%) of the Company’s issued and outstanding shares, which are owned of record by the Dennis L. Jilot Annuity Trust. The Plan provides that certain share amounts may be sold each month during 2011, subject to the attainment of certain price targets. Mr. Jilot will have no discretion or control over the timing or effectuation of the sales. The Plan will terminate upon the completion of the sales of stock under the Plan or November 15, 2011, whichever is earlier.

As of December 1, 2010, Mr. Jilot beneficially owned 2,465,449 shares of the Company’s common stock, including 612,317 of shares that are subject to vested and unvested stock options. He would continue to beneficially own 2,015,449 shares if all 450,000 shares subject to the Plan are sold.

Sales made pursuant to Mr. Jilot’s Plan will be disclosed publicly through appropriate Form 4 and Form 144 filings with the Securities and Exchange Commission. Rule 10b5-1 of the Securities Exchange Act of 1934 provides a mechanism for insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: December 2, 2010	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer